                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                                 TBC CORPORATION


                                                    State of Incorporation /
Name of Subsidiary                                        Organization
------------------                                  -----------------------
Big O Tires, Inc.                                            Nevada

Big O Tire of Idaho, Inc.                                    Idaho

Carroll's, Inc.                                              Georgia

TBC Brands, LLC                                              Delaware

TBC Capital, LLC                                             Delaware

TBC International Inc.                                       Delaware

TBC Retail Enterprises, Inc.                                 Delaware

Tire Kingdom, Inc.                                           Florida



Certain other subsidiaries have not been listed because they would not, if considered in the aggregate as one subsidiary, constitute a "significant subsidiary," as defined in Rule 1.02(w) of Regulation S-X.


                                      -215-